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                                                                      EXHIBIT 21


                         AMERICAN GREETINGS CORPORATION
                         Subsidiaries of the Registrant


                                                    State / Jurisdiction
              Subsidiary                            of Incorporation
-----------------------------------------        --------------------------

A.G. Industries, Inc.                            North Carolina
Camden Graphics Group                            United Kingdom
Carlton Cards (Canada) Limited                   Canada
Carlton Cards (United Kingdom) Limited           United Kingdom
Carlton Cards Retail, Inc.                       Connecticut
AmericanGreetings.com                            Ohio
Hanson White Ltd.                                United Kingdom
John Sands (Australia) Ltd.                      Delaware
John Sands (New Zealand) Ltd.                    Delaware
Magnivision, Inc.                                Delaware
Plus Mark, Inc.                                  Ohio
Gibson Greetings, Inc.                           Ohio